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                                                                   EXHIBIT 10.02


                                  PRESTON SMART
                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Employment Agreement") is made and entered into this 27th day of March, 2002 by and between JCC Holding Company, a Delaware corporation (hereinafter, the "Company") and Preston Smart (hereinafter, "Executive").

                                   BACKGROUND

         Executive currently serves as the President of the Company's following subsidiaries: JCC Fulton Development, LLC, a Louisiana limited liability company ("Fulton LLC"); JCC Canal Development, LLC, a Louisiana limited liability company ("Canal LLC") and JCC Development Company, LCC, a Louisiana limited liability company ("Development LLC"). The Company desires to retain Executive as the President of these Company subsidiaries, in accordance with the terms of this Employment Agreement. Executive is willing to serve as such in accordance with the terms and conditions of this Employment Agreement.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Effective Date. This Employment Agreement is effective retroactively to June 15, 2001 (the "Effective Date").

         2. Employment. Executive is hereby employed as the President of Fulton LLC, the President of Canal LLC, and the President of Development LLC, during the Employment Period.

         3. Employment Period. Executive's employment shall be for a term (the "Employment Period") beginning on the Effective Date and ending on the date when any of the following occurs:

               (a)  Executive resigns; or

               (b) The Company terminates Executive's service under Section 6 of this Employment Agreement.

         4. Extent of Service. During the Employment Period, Executive agrees to devote his business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder; provided, however, that it shall not be a violation of this Employment Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities and, with the approval of the Company, industry or professional activities, and/or (ii) manage personal business interests and investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities under this Employment Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the Effective Date, the continued conduct of such activities (or the conduct


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of activities similar in nature and scope thereto) subsequent to the Effective
Date shall not thereafter be deemed to interfere with the performance of Executive's responsibilities hereunder.

         5. Compensation. In lieu of a salary for Executive's services for the period from June 15, 2001 until March 31, 2002 only, the Company grants to the Executive the following:

                  (a) Stock Options

                           (1) Grant. Subject to the provisions of Section 5(d)
                  of this Employment Agreement, in consideration for the Executive's services hereunder, the Company shall grant the Executive an option to purchase shares of the Company's authorized but unissued $0.01 par value common stock on the terms and conditions set forth in this section, of an aggregate value of approximately $411,850 per year, plus any Cumulative Rollover Amount pursuant to section (4) below.

                           (2) Price. The purchase price of the shares of common
                  stock subject to this option shall be equal to closing price of the Company's common stock on March 1, 2002 for the period of June 15, 2001 to March 31, 2002. For each annual period thereafter, the strike price shall be set annually by the Compensation Committee.

                           (3) Number. The number of shares of common stock
                  subject to the Annual Grant of options shall be equal to the aggregate value of the Annual Grant as determined in section
                  (1) divided by the value of the stock options as determined by the Black-Scholes Pricing Model (the "Stock Option Value"), not to exceed 2.499% of the total number of shares of the Company's common stock currently outstanding on the date of the Annual Grant.

                           The Black-Scholes Pricing Model is as follows:
                                                                 (-rt)
                        C    = STOCK OPTION VALUE = SN(d   ) - Ke     N(d   )
                                                        (1)              (2)
                        S    = the Company's stock price on the date of grant,
                        N    = Cumulative standard normal distribution,
                                                 (2)
                        d    = (ln (S/K + (r + (s   /2))t)/(s(square root -)
                         (1)
                                t), d    = d    -s (square root -) t,
                                     (2)    (1)
                        K    = option strike price (as determined in section
                               (2) above),
                        e    = exponential term (2.7183),
                        r    = risk free rate,
                        t    = time until the option expire,
                        s    = standard deviation of stock returns
                               (volatility of the underlying stock price),
                        ln   = natural logarithm.

                           The "Term" of the options shall be 5 years from the date of grant.

                           The "Type" of options shall be "American."


                                  Page 2 of 9

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                           The "Standard Deviation" calculation shall be based
                           upon the Standard & Poor's 500 Index Five Year Monthly Historical Price Volatility figure, until such time as the Company's stock has a 5-year performance history upon which to base this calculation.


                           (4) Rollover. When the number of shares of common
                  stock subject to the Annual Grant of options exceeds 2.499% of the total number of shares of the Company's common stock currently outstanding, the portion of the Annual Grant not awarded will roll-over to the next period's Annual Grant (the "Annual Rollover Amount"). The Annual Rollover Amount shall equal $411,850 minus the aggregate value (rounded to the nearest dollar) of the options awarded as part of the Annual Grant. The Annual Rollover Amount may be cumulative and each Annual Grant which does not award enough shares to extinguish the Annual Rollover Amount may be carried-forward to successive years (the "Cumulative Rollover Amount").

                           (5) When Exercisable.

                                    (A) For the initial period beginning June
                           15, 2001 and ending March 31, 2002, half of the options granted may be exercised on the date of grant and the remaining half on April 1, 2002.

                                    (B) For each subsequent year beginning April
                           1 and ending March 31, the stock options granted may be exercised only as follows:

                                             (i) Half of the stock options
                                    granted may be exercised on October 1, six months after the beginning of the employment year in which the options were granted; and

                                             (ii) The remaining half of the
                                    stock options granted may be exercised on April 1, twelve months after the beginning of the employment year in which the options were granted.

                                    (C) To the extent not exercised, the stock
                           options granted shall accumulate and be exercised by the Executive, in whole or in part, in any subsequent period but not later than 5 years from the date the options are granted.

                           (6) Cash Out. Upon the Executive's termination of
                  employment with the Company, the Company shall pay the Executive the value of any Cumulative Rollover Amount accrued and not awarded.


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                           (7) Transfer. The option shall not be transferable by
                  the Executive otherwise than by will and the laws of descent and distribution. During the lifetime of the Executive, the option shall be exercised only by the Executive.

                           (8) Terms of Payment. Payment for shares of stock
                  purchased on exercise of this option shall be made in full in cash.

                           (9) Adjustment of Number of Shares and Price. The
                  number of shares of stock subject to the option and the option price per share shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of common stock of the corporation resulting form payment of a stock dividend on the common stock, a subdivision or combination of shares of the common stock, or a reclassification of the common stock.

                           (10) Forfeiture. Shares purchased under this option
                  shall be forfeited, and to the extent not exercised, the option shall in no event be exercisable, if the Executive is not found suitable by the Louisiana Gaming Control Board (or any other gaming regulatory agency with proper jurisdiction) to serve as an Officer or Director of the Company, Fulton LLC, Canal LLC or Development LLC or not suitable to own an interest in the Company.

                  (b) For the period from June 15, 2001 until March 31, 2002, Executive may receive additional compensation at the discretion of the Compensation Committee of Board. Additionally, for each successive annual fiscal period, beginning April 1 and ending March 31, the Compensation Committee of the Board shall review Executive's compensation annually and may award appropriate compensation in its discretion. The first such review shall cover the period beginning April 1, 2002 and ending March 31, 2003.

                  (c) Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable business travel, entertainment and other expenses incurred by Executive in accordance with the policies, practices and procedures of the Company and its subsidiaries to the extent applicable generally to peer executives.

                  (d) Fair Labor Standards Act ("FLSA") Compliance. Executive shall be paid compensation by the Company to assure compliance with the FLSA. The value of any such compensation shall be deducted from the value of the options to be awarded under Section 5(a) of this Employment Agreement so as to reduce the number of options granted under Section 5(a) by the value of the compensation paid.

                  (e) Welfare Benefit Plans. During the Employment Period, Executive and Executive's family shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries from time to time (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel

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         accident insurance plans and programs) ("Welfare Plans") to the extent applicable generally to peer executives

         6. Termination of Employment.

                  (a) Death or Disability. Executive's employment shall terminate automatically upon Executive's death during the Employment Period. If the Company determines in good faith that the Disability of Executive has occurred during the Employment Period, it may give to Executive written notice in accordance with Section 7(f) of this Employment Agreement of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Employment Agreement, "Disability" shall mean a mental or physical disability as determined by the Board of Directors in accordance with standard and procedures similar to those under the Company's employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of Executive, as determined by the Board of Directors of the Company, to substantially perform the essential functions of his regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months or longer.

                  (b) Termination by the Company. The Company may terminate Executive's employment during the Employment Period for any reason.

                  (c) Termination by Executive. Executive may terminate Executive's employment during the Employment Period for any reason.

                  (d) Notice of Termination. Any termination by either the Company or by Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(f) of this Employment Agreement. "Notice of Termination" means written notice which is effective upon receipt, unless the Notice of Termination specifies a later date of termination not to exceed 60 days after the date of receipt of the Notice of Termination.

         7. Confidentiality

                  (a) Executive's position with the Company will or has resulted in his exposure and access to confidential and proprietary information which he did not have access to prior to holding the position, which information is of great value to the Company and the disclosure of which by him, directly or indirectly, would be irreparably injurious and detrimental to the Company. During his term of employment and without limitation thereafter, Executive agrees to use his best efforts and to observe the utmost diligence to guard and protect all confidential or proprietary information relating to the Company from disclosure to third parties. Executive shall not at any time during and after his Termination Date, make available, either directly or indirectly, to any competitor or potential competitor of the Company or any of its subsidiaries, or

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their affiliates or divulge, disclose, communicate to any firm, corporation or other business entity in any manner whatsoever, any confidential or proprietary information covered or contemplated by this Employment Agreement, unless expressly authorized to do so by the Company in writing.

                  (b) For the purpose of this Employment Agreement, "Confidential Information" shall mean all information of the Company, its parent, subsidiaries and affiliates relating to or useful in connection with the business of the Company, its parent, subsidiaries and affiliates, whether or not a "trade secret" within the meaning of applicable law, which at the time of Executive's initial employment is not generally known to the general public and which has been or is from time to time disclosed to or developed by Executive as a result of his employment with the Company. Confidential Information includes, but is not limited to: the Company's product development and marketing programs, data, future plans, formula, food and beverage procedures, recipes, finances, financial management systems, player identification systems (Total Gold Card), pricing systems, client and customer lists, organizational charts, salary and benefit programs, training programs, computer software, business records, files, drawings, prints, prototyping models, letters, notes, notebooks (including notebooks containing customer information), reports, and copies thereof, whether prepared by him or others, and any other information or documents which Executive is told or reasonably ought to know that the Company regards as confidential.

                  (c) Executive agrees that upon termination of employment for any reason whatsoever, he shall promptly deliver to the Company all confidential information, including but not limited to, documents, customer lists, notebooks (including notebooks containing customer information) reports, correspondences, computer printouts, work papers, files, computer lists, telephone and address books, rolodex cards, computer tapes, disks, and any and all records in his possession (and all copies thereof) containing any such confidential information created in whole or in part by Executive within the scope of his employment, even if the items do not contain confidential information.

                  (d) Executive shall also be required to sign a non-disclosure or confidentiality agreement. Such an agreement shall also remain in full force and effect, provided that, in the event of any conflict between any such agreement(s) and this Employment Agreement, this Employment Agreement shall control.

                  (e) This Section and any of its provisions will survive Executive's termination of employment for any reason.

         8. Release. Upon the termination of the Executive's Active Employment, and in consideration of the receipt of the compensation and benefits described in this Agreement, except for claims arising from the covenants, agreements, and undertakings of the Company as set forth herein and except as prohibited by statutory language, the Executive forever and unconditionally waives, and releases JCC Holding Company, Inc., JCC Fulton Development, LLC, JCC Canal Development, LLC, JCC Development Company, LLC, Harrah's Entertainment, Inc., Harrah's Operating Company, Inc., their subsidiaries and affiliates, and their officers, directors, agents,

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benefit plan trustees, and Executives ("Released Parties") from any and all claims, whether known or unknown, and regardless of type, cause or nature, including but not limited to claims arising under all salary, vacation, insurance, bonus, stock, and all other benefit plans, and all state and federal anti-discrimination, civil rights and human rights laws, ordinances and statutes, including Title VII of the Civil Rights Act of 1964 and the Age Discrimination in Employment Act, concerning his employment with JCC Fulton Development, LLC, JCC Canal Development, LLC, JCC Development Company, LLC, its subsidiaries and affiliates, and the cessation of that employment.

         9. Miscellaneous.

                  (a) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Employment Agreement shall not be deemed a waiver or relinquishment of any right granted in this Employment Agreement or of the future performance of any such term or condition or of any other term or condition of this Employment Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

                  (b) Severability. If any provision or covenant, or any part thereof, of this Employment Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Employment Agreement, all of which shall remain in full force and effect.

                  (c) Representations and Warranties of the Company. The Company represents and warrants that the execution of this Employment Agreement has been duly authorized by resolution of its Compensation Committee of the Board of Directors, and that this Employment Agreement constitutes a valid and binding obligation of the Company in accordance with its terms.

                  (d) Entire Agreement. Except as provided herein, this Employment Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and, from and after the Effective Date, this Employment Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

                  (e) Governing Law. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Louisiana shall govern this Employment Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise. A dispute involving this Employment Agreement may only be enforced in the courts of Louisiana or in arbitration upon mutual agreement of the parties to arbitrate after notice of a dispute or disagreement is provided by one party to the other.

                  (f) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:


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                To Company:      JCC Holding Company
                                 365 Canal Street
                                 One Canal Place, Suite 900
                                 New Orleans, Louisiana 70130
                                 Attention: Corporate Secretary

              To Executive:      Preston Smart
                                 365 Canal Street
                                 One Canal Place, Suite 900
                                 New Orleans, Louisiana 70130

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

                  (g) Amendments and Modifications. This Employment Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Employment Agreement.

                            [SIGNATURES ON NEXT PAGE]




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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.



                                   JCC HOLDING COMPANY:

                                   By:    /s/ Rudy J. Cerone
                                          --------------------------------------
                                          Rudy J. Cerone

                                   Title: Chair of the Compensation Committee
                                          of the Board of Directors




                                   /s/ Paul Debban
                                   ---------------------------------------------
                                   By:    Paul D. Debban

                                   Title: President of JCC Holding Company
                                          and Chair of the Board of Directors


                                   EXECUTIVE:


                                   /s/ Preston Smart
                                   ---------------------------------------------
                                   Preston Smart







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